EXHIBIT 99.1

Terra Tech Subsidiary Edible Garden Introduces New ‘Snip Its’ Line of Fresh-Cut Herbs

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First orders of new product already shipped to major retail chain

Irvine, CA – August 22, 2017 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”) today announced that its subsidiary, Edible Garden, a nationwide provider of fresh, locally-grown herbs and leafy greens, continues to expand its product range with the launch of a new line of fresh-cut herbs, under the name ‘Snip Its™’, for individuals seeking out healthier salad alternatives that are free of genetically modified organisms.

This new line of products is to be retailed at a major national grocery chain that supports health and wellness, and serves more than 40 million customers each month. Geared towards convenience for cooking while adding nutrients to every dish, the premium cut herb line is Non-GMO Project Verified and GFSI Certified. The new product line complements Edible Garden’s existing range of locally-grown, 100% natural produce, which includes living potted herbs and the nutritionally-enhanced, organic SUPERLEAF™ lettuce, which has 5X more antioxidants than ordinary lettuce. Edible Garden produce is currently available at more than 1,800 retail outlets nationwide including several national chains; this latest product line will facilitate access to new distribution channels, such as this partnership with a major national grocery chain.

“We launched the new line of fresh-cut herbs to meet the growing consumer demand for fresh, nutritious, non-GMO salad products,” commented Mr. Derek Peterson, Chief Executive Officer of Terra Tech Corp. “Keeping with our tradition of locally and sustainably grown herbs and produce, the fresh- cut herbs are grown using absolutely zero harmful pesticides. According to the Illinois based research firm Nielsen, sales of food labeled “non-GMO” grew more than $8 billion from 2012 to 2016, reaching nearly $21.1 billion in total sales. We will continue to expand our product range within this category as we grow the Edible Garden brand, which is known for its natural, fresh and good quality produce.”

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm's retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company's wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech's MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook: https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter: @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook: https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook: https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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